UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2009

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Charming Shoppes, Inc.
(Exact name of registrant as specified in its charter)

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Pennsylvania	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 State Road, Bensalem, PA  19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 12, 2009 Charming Shoppes, Inc. (“CSI”) and certain of its direct or indirect subsidiaries (collectively, “Charming”) entered into a series of transactions with Alliance Data Systems Corporation (“ADS”) and certain of its subsidiaries related to the credit card business and credit card operations of Charming.  The CSI subsidiaries involved in these transactions include Spirit of America National Bank (“SOANB”), Charming Shoppes Receivables Corp. (“CSRC”), Spirit of America Inc. (“SOAI”), Lane Bryant, Inc., Fashion Bug Retail Companies, Inc., Catherines Stores Corporation, Petite Sophisticate, Inc., Outlet Division Management Co., Inc., and Sierra Nevada Factoring, Inc.  The ADS Subsidiaries involved in these transactions include World Financial Network National Bank (“WFNNB”) and ADS Alliance Data Systems, Inc. (“ADSI”).  The transactions have been approved by CSI, ADS, and their respective affiliates and are expected to close before the end of 2009, subject to required regulatory review and customary closing conditions.

The Asset Purchase Agreements

In connection with the transactions SOANB and CSRC, as sellers, SOAI, as servicer, and WFNNB, as purchaser, entered into a Purchase Agreement (the “Accounts Purchase Agreement”).  Pursuant to the Accounts Purchase Agreement (i) SOANB agreed to sell, assign, and transfer and WFNNB agreed to purchase from SOANB all rights, titles, and interests of SOANB in its credit card accounts, including related credit cards and cardholder agreements, debt cancellation contracts and, (to the extent not previously sold to CSRC) receivables attributable to such credit card accounts, books, and records; and (ii) CSRC agreed to sell, assign, and transfer to WFNNB (or an affiliate of WFNNB designated by WFNNB) and WFNNB agreed to purchase or cause an affiliate to purchase from CSRC, all rights, title, and interest of CSRC in the Charming Shoppes Master Trust (“CSMT”), the ,securitization facilities related to the receivables arising under the foregoing accounts, and certain related assets.  WFNNB or its designated affiliate will assume obligations of SOANB, CSRC, and SOAI arising after the closing of the transactions under the foregoing accounts and securitization facilities.

The parties have made customary representations, warranties, and covenants in the Accounts Purchase Agreement.  Consummation of the transactions is subject to various customary conditions, including receipt of bank and antitrust regulatory approvals (if required) and satisfaction of conditions relating to the transfer of rights and obligations under the existing securitization facilities.  The closing of the transaction under the Accounts Purchase Agreement is also subject to consummation of the transactions contemplated by the Milford Purchase Agreement, the Plan Agreements, the Parent Agreement, the TSYS Agreement, and the Amendment (each as described below).  The Accounts Purchase Agreement also contains customary termination rights, including the right of any party to terminate in the event the transactions have not been consummated by January 30, 2010.

The Accounts Purchase Agreement also contains customary obligations of the parties, including an obligation of SOANB and CSRC to indemnify WFNNB for certain losses, costs, and expenses that may arise from operation of the credit card accounts and the securitization facilities by CSRC and SOAI prior to the closing of the transactions.

In connection with the transactions, SOAI as seller, and ADSI as purchaser, entered into a Milford Purchase Agreement (the “Milford Purchase Agreement”).  Pursuant to the terms of the Milford Purchase Agreement SOAI agreed to sell, assign, and transfer to ADSI and ADSI agreed to purchase from SOAI, all rights, title, and interest of SOAI in certain specified equipment, the lease agreement relating to the Milford, Ohio facility of SOAI, and certain contracts to which SOAI is a party that relate to the credit card account servicing and administration operations conducted at the Milford, Ohio facility of SOAI.  ADSI will assume liabilities arising from the ownership of the transferred assets, including, without limitation, obligations with respect to certain employees of SOAI employed exclusively at the Milford, Ohio facility of SOAI.

The aggregate purchase price paid to SOANB, SOAI, and CSRC for the assets transferred by them under the Accounts Purchase Agreement and the Milford Purchase Agreement (the “Purchase Agreements”) will be calculated by reference to the value of these assets maintained as of the closing date on the consolidated books of CSI plus an additional payment used to pay certain costs and expenses associated with the transactions (the “Additional Payment”).  The value will be determined primarily in accordance with GAAP and CSI’s historical practices and will include the value attributable to (i) CSRC’s right to receive excess finance charge collections from CSMT, (ii) the seller interest held by CSRC in CSMT, (iii) securities issued by CSMT and held by CSRC, and (iv) cash held in accounts maintained by the trustee for CSMT, net of associated accruals and liabilities, (v) equipment at the Milford, Ohio facility, and (vi) certain other assets.  A portion of the purchase price will be used by CSI and its subsidiaries to pay costs and expenses related to the transactions, including (i) a payment to Total Systems Services, Inc. (“TSYS”) for the early termination of agreements between SOAI and TSYS relating to the servicing of receivables in CSMT, (ii) payment to ADSI for the assumption of certain obligations of SOAI, including obligations to pay TSYS for costs of converting data and functions related to CSMT and receivables held therein to ADSI’s systems, and certain obligations of SOAI to employees, and (iii) other costs and expenses.  The amount of the aggregate purchase price remaining after payment of such costs and expenses is expected to be approximately $110,000,000.00.

Private Label Credit Card Plan Agreements

In connection with the Purchase Agreement WFNNB entered into a Private Label Credit Card Plan Agreement (collectively, the “Plan Agreements”) with each of the following sets of subsidiaries (each set, a “Brand”) of CSI: (i) Lane Bryant, Inc., Petite Sophisticate, Inc, Outlet Division Management Co., Inc., and Sierra Nevada Factoring, Inc. (collectively, “Lane Bryant”), (ii) Catherines Stores Corporation and Sierra Nevada Factoring, Inc. (collectively “Catherines”) and (iii) Fashion Bug Retail Companies, Inc. and Sierra Nevada Factoring, Inc. (collectively, “Fashion Bug”).  Each Plan Agreement has an initial term of ten years and is renewable for eighteen-month terms thereafter, subject to termination provisions described below.  Under each Plan Agreement WFNNB will offer private label credit cards to customers of stores operated by the Brand and the Brand and WFNNB will cooperate on marketing and promotion of such credit cards and related products and services (such activities, the “Plan”).  An operating committee consisting of eight members (four designated by WFNNB and four designated by the applicable Brand) will be established to oversee the Plan under each Plan Agreement.

Subject to certain limitations WFNNB will have the right to set underwriting standards for the extension of credit to cardholders, and to set the terms and conditions of the cardholder agreements.  While these standards, terms, and conditions for each Brand are expected to be discussed by the related operating committee, they may vary from those maintained by SOANB prior to the transactions.  Recent legislation regarding consumer lending and the current economic climate, among other things, may prompt WFNNB to modify such standards, terms, and conditions.  There can be no assurance that modifications will not affect sales by the Brands.

Each of the Brands has agreed that, other than through the Plans or subject to certain limited exceptions in the applicable Plan Agreement, it will not offer or market a private label or co-branded revolving credit card, debit card branded with a mark related to or for the promotion of the company, or other financial product.  Each of the Brands has further agreed to honor credit cards from the other Brands and has also agreed to limitations, as further described in the applicable Plan Agreement, on its ability to accept credit cards other than the Plan credit cards and general purpose credit cards in certain of its retail store lines.

Under each Plan Agreement WFNNB has the exclusive right (but not the obligation) to offer to the Brand’s cardholders credit protection programs (including debt cancellation) and enhancement marketing services and to market these programs through credit card billing statements and other channels.  WFNNB is obligated to pay the Brand 50% of the net profit generated from such products and services.  The Brand may offer third-party vendor products that do not compete with WFNNB’s products and services as described in this paragraph subject to certain limitations and fees.

Under each Plan Agreement, WFNNB will make payments to the applicable Brand based on sales generated by the Brand’s program.

The parties to each Plan Agreement have made customary representations, warranties, and covenants, and have provided for customary indemnification of the other parties to the applicable Plan Agreement for specified actions taken in connection with the Plan.

Each Plan Agreement provides WFNNB with certain rights of first offer to offer credit card programs and other financial products to new businesses acquired or developed by the related Brand.  The right of first offer will not apply if the Brand obtains a business with an existing program of the same type and the Brand elects to continue such program.

The Plan Agreements also allow each party to terminate early for cause upon certain events, which include, but are not limited to, (i) WFNNB’s failure to perform Plan services related to the credit card accounts in a satisfactory manner as measured in accordance with standards set forth in the Plan Agreements, (ii) substantial declines in the volume of goods and services sold by the Brands or substantial closings of sales channels if not approved by the operating committee, (iii) the Plan is rendered illegal or unenforceable in states that comprise a substantial amount of the Brand’s net sales, and (iv) events of insolvency or material nonpayment or other material defaults with respect to either party.

If a Plan Agreement expires or is terminated for cause by the applicable Brand, the Brand shall have the right (but not the obligation) to purchase or arrange for another purchaser to purchase, the Plan assets, including the credit card accounts and cardholder indebtedness from WFNNB.  If a Plan Agreement is terminated by WFNNB for reasons unrelated to default by WFNNB, the Brand will have the obligation to purchase such Plan assets.  If the Brand is obligated to purchase the Plan assets it will be required to do so subject to repayment of a portion of the Additional Payment.

Parent Agreement

In connection with the Purchase Agreement and the Plan Agreements CSI and WFNNB also entered into an Agreement regarding CHRS Subsidiary Private Label Plans (the “Parent Agreement”) having an initial term of ten years and renewable for eighteen month terms thereafter, which shall terminate upon termination or expiration of all the Plan Agreements.  Under the Parent Agreement the parties will provide strategic guidance with respect to the Plans under each of the Plan Agreements through an operating committee consisting of eight members, four members designated by CSI and four members designated by WFNNB (which membership may overlap with the members of the operating committees under the Plan Agreements).

Under the Parent Agreement, CSI provides a guaranty of certain of the payment obligations of SOANB, CSRC, SOAI, Lane Bryant, Catherines, Fashion Bug, and Sierra Nevada Factoring. Inc. under the Purchase Agreements and the Plan Agreements.  If any subsidiary of CSI or ADS party to the foregoing agreements ceases to be an affiliate of CSI or ADS, as applicable, the guaranty will no longer apply to the obligations owed by such subsidiary or to such subsidiary.

WFNNB and CSI will jointly market the Plans in accordance with the terms of the Plan Agreements, and under the Parent Agreement, WFNNB will contribute money to an unrestricted marketing fund to be used in CSI’s discretion and also, under the Plan Agreements, to a joint restricted marketing fund to be used in accordance with the Plans to reimburse the Brands for marketing and promotion expenses, as directed by the operating committees under each Plan Agreement.  With respect to new businesses that CSI may enter into or acquire WFFNB has a right of first offer under the Parent Agreement to offer a credit program for any such new business.  The right of first offer will not apply if CSI obtains a business with an existing program of the same type and CSI elects to continue such program.

Under the Parent Agreement, subject to certain obligations of CSI, WFNNB and CSI will share in the profits derived from the credit protection and enhancement marketing services offered by WFNNB under the Plan Agreements.

TSYS Agreement

In connection with the transactions WFNNB, SOAI, and TSYS will enter into an Amendment, Assignment, and Assumption Agreement (the “TSYS Agreement”).  Pursuant to the terms of the TSYS Agreement, (i) for a fee, TSYS will agree that the term of the existing agreements between SOAI and TSYS will end earlier than such agreements provided prior to such amendment, (ii) SOAI will transfer, assign and delegate to WFNNB SOAI’s rights and obligations under such agreements, and (iii) WFNNB will accept such assignment and assume such rights and obligations under such agreements.

The parties to the TSYS Agreement will make customary representations, warranties, and covenants.  The TSYS Agreement will terminate on the date on which the data and functions currently being performed by TSYS are transferred to the systems of ADSI, currently expected to be January 30, 2010 (unless extended on a monthly basis by WFNNB).

Modifications to Securitization Facilities

It is anticipated that in connection with the closing of the transaction U.S. Bank National Association (“U.S. Bank”), as trustee, CSRC, and SOAI will enter into amendments to the Second Amended and Restated Pooling and Servicing Agreement, dated as of November 25, 1997 and heretofore amended (the “Pooling Agreement”) among CSRC, U.S. Bank, as trustee, and SOAI, as servicer and related securitization agreements (the “Amendments”).  The Pooling Agreement governs the operations of the Charming Shoppes Master Trust.  Among other things, the Amendments will facilitate the transactions described above among SOANB, CSRC, SOAI, WFNNB, ADSI, and related parties.

It is further anticipated that in connection with the closing of the transaction CSRC, SOANB, SOAI, WFNNB, and WFNNB’s designee will also enter into assignment and assumption agreements pursuant to which (i) CSRC will assign all of its rights and interests in CSMT and all of its rights and obligations under the Pooling Agreement and related documents, (ii) SOAI will assign to WFNNB all of SOAI’s rights and obligations as servicer under the Pooling Agreement (which rights and obligations constitute substantially all of SOAI’s property and assets), and (iii) WFNNB and WFNNB’s designee will acquire and assume such rights, interests, and obligations.

The foregoing descriptions of the Purchase Agreement, the Milford Purchase Agreement, the Plan Agreements, and the Parent Agreement are qualified by the full text of those documents.  The Purchase Agreement, the Plan Agreements, and the Parent Agreement are filed with this report as exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated by reference into this report.

Item 8.01.  Other Events.

On August 13, 2009 CSI issued a press release announcing the proposed sale of its portfolio of credit card accounts and securitization interests, as well as other assets related to its credit card program, to ADS and to various of ADS’s subsidiaries.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Forward-looking Information

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the benefits that are expected to be realized as a result of the transaction.  CSI intends forward looking terminology such as “believes”, “expects”, “may”, “will”, “should”, “could”, “anticipates”, “plans” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties which could cause CSI’s actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in CSI’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2009, in CSI's Quarterly Reports on Form 10-Q as filed with the SEC, and other factors as may periodically be described in other CSI filings with the SEC, which can be accessed via IDEA at www.sec.gov.

Item 9.01.  Financial Statements and Exhibits.*

Exhibit No.	Description

10.1	Purchase Agreement dated as of August 12, 2009 among SOANB and CSRC, as sellers, SOAI, and WFNNB, as purchaser.
10.2
Private Label Credit Card Plan Agreement for Lane Bryant and Petite Sophisticate dated as of August 12, 2009 between WFNNB and Lane Bryant, Inc., Petite Sophisticate, Inc., Outlet Division Management Co., Inc., and Sierra Nevada Factoring, Inc.

10.3	Private Label Credit Card Plan Agreement for Fashion Bug dated as of August 12, 2009 between WFNNB and Fashion Bug Retail Companies, Inc. and Sierra Nevada Factoring, Inc.
10.4	Private Label Credit Card Plan Agreement for Catherines dated as of August 12, 2009 among WFNNB, Catherines Stores Corporation, and Sierra Nevada Factoring, Inc.
10.5	Agreement Regarding CHRS Subsidiary Private Label Plans dated as of August 12, 2009 between CSI and WFNNB.
99.1	Press release dated August 13, 2009.
*
All schedules and exhibits to these Exhibits have been omitted in accordance with 17 CFR Section 229.601(b)(2).  The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: August 14, 2009	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX*

Exhibit No.	Description

10.1	Purchase Agreement dated as of August 12, 2009 among SOANB and CSRC, as sellers, SOAI, and WFNNB, as purchaser.
10.2
Private Label Credit Card Plan Agreement for Lane Bryant and Petite Sophisticate dated as of August 12, 2009 between WFNNB and Lane Bryant, Inc., Petite Sophisticate, Inc., Outlet Division Management Co., Inc., and Sierra Nevada Factoring, Inc.

10.3	Private Label Credit Card Plan Agreement for Fashion Bug dated as of August 12, 2009 between WFNNB and Fashion Bug Retail Companies, Inc. and Sierra Nevada Factoring, Inc.
10.4	Private Label Credit Card Plan Agreement for Catherines dated as of August 12, 2009 among WFNNB, Catherines Stores Corporation, and Sierra Nevada Factoring, Inc.
10.5	Agreement Regarding CHRS Subsidiary Private Label Plans dated as of August 12, 2009 between CSI and WFNNB.
99.1	Press release dated August 13, 2009.
*
All schedules and exhibits to these Exhibits have been omitted in accordance with 17 CFR Section 229.601(b)(2).  The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.